                                                               Exhibit 99

ANHEUSER-BUSCH COMPANIES                        NEWS
                                                From: Fleishman-Hillard, Inc.
                                                200 North Broadway
                                                St. Louis, Missouri 63102
                                                (314)982-1700 FAX 314-231-2313
For more information, contact
Paul Wagman or Barry Murov
at (314) 982-1700

FOR IMMEDIATE RELEASE
---------------------

           ANHEUSER-BUSCH ANNOUNCES RECORD SALES AND EARNINGS,
              AND INITIATIVES TO ENHANCE SHAREHOLDER VALUE

                 HIGHLIGHTS OF ANHEUSER-BUSCH COMPANIES
                     THIRD QUARTER EARNINGS RELEASE

-   Anheuser-Busch achieved record sales, earnings and beer market share in the Third Quarter and first nine months of the year.  The company outperformed the brewing industry as a whole, which experienced sales declines during the first nine months.  Anheuser-Busch achieved higher increases in beer volume and share than any other major brewer for the first nine months of 1995.


 -  In a series of moves to enhance shareholder value, Anheuser-Busch announced the following initiatives:

    1. Selling the snack food business.

    2. Consolidating brewing capacity for greater efficiency, resulting in the closing of the company's Tampa brewery.

    3. Selling the St. Louis National Baseball Club (Cardinals).

    4. Lowering beer wholesaler inventories in order to achieve greater system-wide efficiencies and reduce costs.


                                     # # #

ANHEUSER-BUSCH COMPANIES                   NEWS
                                           From: Fleishman-Hillard, Inc.
                                           200 North Broadway
                                           St. Louis, Missouri 63102
                                           (314) 982-1700 FAX 314-231-2313



     ST. LOUIS, Mo., October 25, 1995 -- Anheuser-Busch Companies, Inc.

achieved record sales and earnings for the Third Quarter and first nine months of 1995, it was announced today by August A. Busch III, Chairman of the Board and President.  The company also achieved record beer sales volume and share for the first nine months of 1995, despite an estimated .3 percent decline in overall brewing industry sales for the period.

     The company also announced a series of moves to enhance shareholder value.  When coupled with the spin-off of Campbell Taggart, these actions will improve the company's cash position in excess of $200 million.  These moves are summarized in this Earnings Release and are further detailed in a separate press release.

      "Anheuser-Busch's sales-to-retailers were up over 1 percent in the

Third Quarter, with August being a record month for sales-to-retailers," said

Mr. Busch.  "We are seeing increasing momentum in our core brands, the

Budweiser and Michelob families, with Bud Light and Michelob Light both growing at double-digit rates.  Bud Ice sales have grown since its February introduction, and several new brands were introduced during the Third

Quarter.  This is occurring in conjunction with an improved pricing outlook."

     Operating profits for the company's international brewing, packaging and theme park operations continued to grow at a double-digit pace during the

Third Quarter.  These results were partially offset by underperformance at

Eagle Snacks and one-time charges for plant consolidations and other productivity enhancement initiatives at Campbell Taggart.

                                     - more -
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Anheuser-Busch/Add One

Third Quarter 1995 Financial Results
------------------------------------
     Key financial results for the Third Quarter of 1995 compared to the

Third Quarter of 1994 are summarized below:
----------------------------------------------------------------------------
                                       Third Quarter Ended September 30,
                                  ------------------------------------------
($ In Millions, Except Per Share)                     |    1995   vs.  1994
                                                      |---------------------
                                      1995      1994  |      $     |    %
                                      ----      ----  |      -     |    -
Gross Sales                          $3,898    $3,759 |   Up $139  |  Up 3.7
Net Sales                             3,436     3,298 |   Up  138  |  Up 4.2
Operating Income                        602       600 |   Up    2  |  Up 0.4
Pretax Income                           560       549 |   Up   11  |  Up 1.9
Net Income                              340       329 |   Up   11  |  Up 3.1
Fully-diluted Earnings Per Share       1.31      1.24 |   Up  .07  |  Up 5.6
----------------------------------------------------------------------------

Highlights for the Third Quarter 1995 were as follows:

-    Net sales rose $138 million, a 4.2 percent increase compared with the

     Third Quarter of 1994.  The increase was driven primarily by higher international beer revenues and higher sales by the company's packaging and theme park operations.

-    Operating income increased $2 million, or 0.4 percent, in the quarter.

     Higher beer packaging material costs, losses at Eagle Snacks and one-

     time charges by Campbell Taggart were offset by earnings growth in the company's other businesses.

-    Net income grew $11 million, or 3.1 percent, and was favorably impacted by a slightly lower effective tax rate.

-    Earnings per share, on a fully-diluted basis, rose $.07, or 5.6 percent,

     to $1.31 per share, compared with $1.24 per share for the Third Quarter of 1994.

     Earnings per share growth continues to benefit from fewer shares outstanding due to the company's ongoing share repurchase program.

     Fully-diluted earnings per share assume conversion of the company's convertible debentures and elimination of the related after-tax interest

     expense.                            - more -

Anheuser-Busch/Add Two

Nine Months 1995 Financial Results
----------------------------------

     Key financial results for the first nine months of 1995 as compared to

1994 are summarized below:
----------------------------------------------------------------------------
                                      Nine Months Ended September 30,
                                  ------------------------------------------
($ In Millions, Except Per Share)                     |    1995   vs.  1994
                                                      |---------------------
                                      1995      1994  |      $     |    %
                                      ----      ----  |      -     |    -
Gross Sales                         $10,780   $10,383 |   Up $397  |  Up 3.8
Net Sales                             9,485     9,095 |   Up  390  |  Up 4.3
Operating Income                      1,601     1,562 |   Up   39  |  Up 2.5
Pretax Income                         1,458     1,418 |   Up   40  |  Up 2.8
Net Income                              885       856 |   Up   29  |  Up 3.3
Fully-diluted Earnings Per Share       3.40      3.20 |   Up  .20  |  Up 6.3
-----------------------------------------------------------------------------

Highlights for the first nine months of 1995 were as follows:

-    Net sales increased $390 million, or 4.3 percent, for the first nine months of 1995, reflecting the higher beer sales volume level, higher revenue per barrel, stronger international beer revenues and higher sales by the company's packaging and theme park operations.

-    Operating income rose $39 million, or 2.5 percent, compared to the same period of 1994.  The company's beer, packaging and theme park operations were solid contributors to consolidated growth during the period, offset partially by the underperformance of Eagle Snacks and one-time charges at Campbell Taggart.

-    Net income grew $29 million, or 3.3 percent.

-    Fully-diluted earnings per share increased $.20, or 6.3 percent,

     compared to the same period in 1994.  Earnings per share for the first nine months also benefited from the company's ongoing share repurchase program.

                                     - more -

Anheuser-Busch/Add Three

Beer Volume and Market Share
----------------------------

     Anheuser-Busch, Inc., the company's  brewing subsidiary, reported record

Third Quarter sales-to-wholesalers of 24.2 million barrels, up slightly compared to the Third Quarter of 1994.  Sales-to-wholesalers for the first nine months of 1995 were a record 68.1 million barrels compared to 67.8 million barrels during the first nine months of 1994, an increase of 0.4 percent.  The previously announced fall price increases have been implemented in seven states, and the environment appears favorable for the company's planned February 1996 price increase in the remainder of the country.

     International beer performance increased during the first nine months,

led by continuing sales expansion in the United Kingdom and Ireland.

International brewing's contribution to company profitability for the first nine months of 1995 increased at a double-digit pace versus the same period in 1994.

     The company has recently introduced or announced seven new beer brands this year.  Busch Ice and Natural Ice were introduced in selected regional markets.  Michelob Amber Bock has been introduced to the national market and a special Christmas Brew will be added for the important holiday season.

Three "American Original" specialty beers (Faust, Muenchener and Black &

Tan), based on recipes of beers originally brewed by Adolphus Busch in the late 1800s, were introduced for test marketing in Seattle and Denver.

     For the first nine months of 1995, Anheuser-Busch's beer volume sales-to-wholesalers accounted for 44.3 percent of total U.S. brewing industry sales (including imports and exports), as estimated from information provided by The Beer Institute.  This compares to a share of 44.0 percent for the same period last year, an increase of .3 share points.

                                     - more -

Anheuser-Busch/Add Four

Selected Subsidiary Operations
------------------------------

     Campbell Taggart, the company's baking subsidiary, experienced lower profits for both the Third Quarter and first nine months of 1995 compared to the previous year.  However, this was primarily because of higher raw material costs, costs associated with the restructuring of unprofitable bakery locations and increased expenses related to implementing productivity improvements. Underlying profit margins for this subsidiary's core businesses and international operations are up for both the Third Quarter and first nine months of 1995.

     As announced in the second quarter, Campbell Taggart is preparing for its spin-off from Anheuser-Busch.  In anticipation of the spin-off, Campbell

Taggart is continuing to restructure its bakery operations and focus on its core businesses.  The spin-off is on schedule for completion in the first half of 1996.

     Eagle Snacks, the company's snack foods subsidiary, reported operating losses for the Third Quarter and first nine months of 1995.

Initiatives to Enhance Shareholder Value
----------------------------------------

     In order to enhance future profitability and devote maximum attention to the company's core domestic and international beer businesses, the following initiatives were approved by the Board of Directors today:

     1.   Selling the Snack Food Business
          -------------------------------

             Anheuser-Busch has decided to sell the snack food business.  The company has received serious expressions of interest to purchase Eagle

     Snacks from qualified parties.  "The quality of our snack foods is second to none, and our production facilities are among the best in the industry," Mr. Busch said.

                                     - more -

Anheuser-Busch/Add Five

          It is anticipated that the sale of Eagle Snacks will result in a substantial write-off which will be recognized in the Fourth Quarter of

   1995.  The book value of Eagle Snacks is $240 million and the company will lose $25 million in 1995.  The sale of Eagle Snacks, along with the spin-off of Campbell Taggart, effectively eliminates Anheuser-Busch's food products segment, thereby allowing the company to devote maximum attention to its core businesses.

   2.   Consolidation of Brewing Capacity
        ---------------------------------
          Through full production at the Cartersville brewery and its ongoing efficiency program, Anheuser-Busch has been able to add a significant amount of efficient, lower cost capacity.  The Tampa brewery is the company's highest cost per barrel brewery.

          Accordingly, the Tampa brewery will be closed and cease

   production by the end of the year resulting in an estimated pretax write-off in the Fourth Quarter of approximately $150 million ($.36 per share), but will result in $33 million a year in operational cost savings.

          "Earlier this year, our Cartersville brewery --- the most

   efficient facility of its kind in the world --- brought 3 million barrels of expansion capacity on stream,"  Mr. Busch said. "As previously announced, Anheuser-Busch will spend $2 billion on a benchmarking program to bring all production facilities as near as possible to the efficiency levels we have achieved at our Cartersville brewery."

   3.   Sale of St. Louis National Baseball Club (Cardinals)
        ----------------------------------------------------
          Anheuser-Busch has decided to sell the St. Louis National

   Baseball Club (Cardinals) in order to better focus attention on its core businesses.  Sale of the club will include Busch Memorial Stadium and several nearby parking garages owned by the company's Civic Center Corp.

   subsidiary in downtown St. Louis.         - more -

Anheuser-Busch/Add Six

            In 1995, because of a strike shortened season and the team's performance, the Cardinals will incur an operating loss of $12 million.

            "It is our objective to keep the Cardinals in St. Louis, and the company will remain a sponsor of major league baseball," Mr. Busch said.

     "The question is whether our corporate objectives, which are highly focused on producing value for Anheuser-Busch shareholders, are consistent with the needs of the baseball team," he added. "Similarly,

     continued ownership of the club diverts significant management efforts away from the needs of our core businesses."

            "We concluded that it is in the best interests of everyone,

     including the Cardinals, and the fans, to seek a new owner for the team," he added.

            It is anticipated that the sale of the Cardinals will result in a substantial gain which will be recognized when the sale is completed.

     4.   Beer Wholesaler Inventory Reduction Program
          -------------------------------------------

            In a move that will minimize inventory system costs, the company will reduce wholesaler inventories during the final two months of the year.

            This lower inventory level will result in a $12 million

     system-wide cost savings by both Anheuser-Busch and wholesalers through improved scheduling, lower transportation costs and reduced working capital requirements.

            "Today's marketplace demands that we take every step we can to be as efficient as possible," Mr. Busch said. "This step will not only provide significant savings, but will improve production scheduling at our breweries and ensure that we continue to have the freshest beer in the market. Thus, it provides a competitive advantage as well."

                                     - more -

Anheuser-Busch/Add Seven

            Lowering wholesaler inventories will require a one-time reduction in production levels at the company's breweries.  As a result, total shipments will be down approximately 1.1 million barrels, or 5 percent,

     in the Fourth Quarter which will reduce operating profits by approximately $71 million.  For all of 1995, shipments will be reduced about 1 percent. However, sales-to-retailers --- a more accurate measure of consumer demand --- will not be affected and will reflect record levels for the year.


Conclusion
----------

     "As a result of the moves announced today, and the spin off of Campbell

 Taggart, Anheuser-Busch will be a more focused and competitive company,"

 Mr. Busch said.

     "We plan to achieve three major objectives in coming years," Mr. Busch stated.  "First, we will continue to gain an increased share of the brewing industry margin pool in the United States. Second, we will continue to globalize our beer operations.  Finally, we will support the growth of our entertainment and packaging subsidiaries.

     "Focus on these objectives will permit the company to capitalize on its market leadership and competitive advantages in its core brewing business,

enhance profitability through the entertainment of more than 20 million guests annually, and gain efficiencies through the manufacture of beverage containers," Busch added.

                                     # # #

                    COMPARATIVE STATEMENT OF EARNINGS
     THIRD QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 1995 AND 1994
     ---------------------------------------------------------------
                     (IN MILLIONS, EXCEPT PER SHARE)


                                  Third Quarter   |       Year-to-Date
                                  -------------   |       ------------
                               1995        1994   |    1995         1994
                               ----        ----   |    ----         ----
                                                  |
Gross Sales                $ 3,897.5   $ 3,759.3  | $ 10,780.2   $ 10,383.3
Excise Taxes                  (461.3)     (461.4) |   (1,295.4)    (1,288.7)
                           ----------  ---------- | -----------  -----------
Net Sales                    3,436.2     3,297.9  |    9,484.8      9,094.6
Cost of Products & Services  2,180.1     2,062.0  |    6,091.5      5,808.4
Marketing, Distribution and                       |
   Administrative Expenses     653.7       635.7  |    1,792.8      1,724.4
                            ---------  ---------- | -----------  -----------
Operating Income               602.4       600.2  |    1,600.5      1,561.8
Interest Expense               (54.7)      (54.3) |     (169.2)      (165.1)
Interest Capitalized             6.0         5.6  |       16.8         15.2
Interest Income                  2.3         1.3  |        6.6          2.7
Other Income/(Expense), Net      3.9        (3.5) |        3.0          3.2
                           ----------  ---------- | -----------  -----------
Income Before Income Taxes     559.9       549.3  |    1,457.7      1,417.8
Income Taxes                  (220.2)     (219.9) |     (572.8)      (561.4)
                           ----------  ---------- | -----------  -----------
Net Income                 $   339.7   $   329.4  | $    884.9   $    856.4
                           ==========  ========== | ===========  ===========
Primary Earnings Per Share $    1.32   $    1.26  | $     3.43   $     3.23
                           ==========  ========== | ===========  ===========
Fully-Diluted Earnings Per                        |
  Share                    $    1.31   $    1.24  | $     3.40   $     3.20
                           ==========  ========== | ===========  ===========
Capital Expenditures       $   279.6   $   181.1  | $    752.6   $    542.2
                           ==========  ========== | ===========  ===========
Depreciation and                                  |
  Amortization             $   168.8   $   153.4  | $    482.6   $    465.7
                           ==========  ========== | ===========  ===========
Weighted Average Shares                           |
  Outstanding-Primary          256.7       262.4  |      258.1        265.4
                           ==========  ========== | ===========  ===========
Weighted Average Shares                           |
  Outstanding-Fully-Diluted    260.9       267.4  |      262.6        270.4
                           ==========  ========== | ===========  ===========